Exhibit 99.1

Global Earth Energy Inc. Enters Into Joint Venture Worth Approximately $160 Million Over the Next 10 Years

Global Earth Energy Inc. (OTCBB: GLER) announced today it has entered into a joint venture partnership with Innovated Concepts of Ethanol, Corp., a South Dakota corporation ("ICE") which is in the business of Ethanol. Jim Zook CEO/ President of ICE stated “The joint venture will have estimated gross revenues of $80 million per year for a total revenue of $800 million for the life of the agreement with a gross revenue value to GLER of $160 million.” This agreement will be in effect for 10 years with a revenue sharing of 80% to ICE and 20% to GLER. Full details including the executed joint venture agreement will be available on the GLER website.

Innovated Concepts of Ethanol, ICE, was created to serve the ethanol manufacturing industry from initial concept and design through construction, marketing, operations and processes into increasing achievement.  ICE is dedicated to your success.  The ICE Team is a proven leader with proven experience and a record of excellence in the ethanol bio-fuels industry.  With a strong network of affiliate companies, ICE delivers the cutting edge technology and comprehensive services to not only create but to maximize bio-mass ethanol operation.

About Innovated Concepts of Ethanol

Innovated Concepts of Ethanol, Corp. (ICE) is a bio-refining, consulting and services firm whose principals are experienced in all phases of management (processes, design, construction and operations) in the ethanol industry - including: grinding, cooking, fermentation, distillation, dehydration, quality control, startup, employee hiring and training, and business management. ICE takes economic, social, innovative, and environmental responsibilities seriously, adhearing to them on behalf of our clients, our industry, and our company while striving to reduce our worlds' carbon footprint.

ICE personnel have over 50 combined years of this experience and an additional 15 years experience in general construction, chemical process design, industrial plant operations and employee management. ICE personnel have successfully been involved with the startup and construction of over 20 ethanol and bio-diesel facilities. ICE personnel are known for operating the most efficient, highest alcohol conversion and employee friendly facilities in the industry. ICE has taken a number of projects from the initial thought or concept and successfully built them to current operational facilities today.

About Global Earth Energy Inc.

Global Earth Energy Inc. provides renewable energy solutions. In addition, the Company is pursuing joint venture agreements with green solution providers worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes," "expects," "anticipates" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Certain risks are detailed in the Company's Form 10-K and other periodic filings with the Securities Exchange Commission at www.sec.gov. This news release speaks as of the date first set forth above and the Company assumes no responsibility to update the information included herein for events occurring after the date hereof.

We welcome any and all inquiries about this partnership by contacting any of the personnel listed below.

Contact:

Sydney A. Harland

CEO

Global Earth Energy

Tel: 910-270-7749

www.globalearthenergy.com

Contact:

Jim Zook
CEO/President
Innovated Concepts of Ethanol

jim.Zook@Ice-biofuels.com

Contact:

Spiros D. Sinnis

Chief Business Advisor

4709 Golf Rd., Suite 425, Room B

Skokie, IL 60076

P: 630-750-9095

Fax: 847-329-9561

skype: spiros.xs

spiros@xsholdings.com

xsholdings.com